Exhibit 9*

Reconciliation of assets, liabilities, and equity of Japan Bank for International Cooperation as of March 31, 2016 and 2017, and reconciliation of net profit of Japan Bank for International Cooperation for the fiscal years ended March 31, 2016 and 2017, between accounting principles generally accepted in Japan (“Japanese GAAP”) and International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board, and non-GAAP financial information calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles.*

*	The registrant has adopted Japanese GAAP for reporting purposes. Audited financial statements of Japan Bank for International Cooperation for the fiscal years ended March 31, 2016 and 2017 prepared in accordance with IFRS are being disclosed for reference purposes in order to improve comparability with other issuers outside of Japan.

Reconciliation of assets, liabilities, and equity as of March 31, 2017

(Millions of yen)
Accounts under Japanese GAAP	Japanese GAAP	Reclassifications	Differences in recognition and measurement	IFRS	Notes	Accounts under IFRS
Assets						Assets
Cash and due from banks	1,526,209	—	—	1,526,209		Cash and due from banks
	—	167,277	—	167,277	A	Derivative financial instrument assets
Securities	281,249	(93,732)	2,638	190,155	B, F	Securities
Loans and bills discounted	14,309,138	(154,268)	197,851	14,352,720	C, E	Loans and other receivables
	—	93,732	20,471	114,204	F	Equity method investments
Property, plant and equipment	27,613	—	—	27,613		Property and equipment
Intangible assets	2,711	(2,711)	—	—
Other assets	261,790	(67,028)	—	194,762	A, C	Other assets
Customers’ liabilities for acceptances and guarantees	2,384,997	—	(2,384,997)	—	E
Allowance for loan losses	(222,036)	222,036	—	—	C

Total assets	18,571,673	165,304	(2,164,035)	16,572,942		Total assets

Liabilities						Liabilities
	—	498,211	717	498,928	A	Derivative financial instrument liabilities
Borrowed money	9,908,705	—	—	9,908,705		Borrowings
Bonds payable	3,301,565	—	(2,067)	3,299,498	D	Bonds payable
	—	—	84,912	84,912	E	Financial guarantee contracts
Provision for retirement benefits	6,807	(6,807)	—	—	G
Provision for directors’ retirement benefits	16	(16)	—	—	G
Other liabilities	461,442	(325,556)	(37,399)	98,486	A, G	Other liabilities
Provision for bonuses	519	(519)	—	—
Provision for directors’ bonuses	6	(6)	—	—
Acceptances and guarantees	2,384,997	—	(2,384,997)	—	E

Total liabilities	16,064,061	165,304	(2,338,833)	13,890,532		Total liabilities

Net assets						Equity
Capital stock	1,683,000	—	—	1,683,000		Capital stock
Retained earnings	842,366	—	126,897	969,264		Retained earnings
	—	(17,755)	47,900	30,145	A	Other reserves
Valuation difference on available-for-sale securities	2,468	(2,468)	—	—
Deferred gains or losses on hedges	(20,223)	20,223	—	—

Total net assets	2,507,611	—	174,798	2,682,409		Total equity

Total liabilities and net assets	18,571,673	165,304	(2,164,035)	16,572,942		Total liabilities and equity

Reconciliation of assets, liabilities, and equity as of March 31, 2016

(Millions of yen)
Accounts under Japanese GAAP	Japanese GAAP	Reclassifications	Differences in recognition and measurement	IFRS	Notes	Accounts under IFRS
Assets						Assets
Cash and due from banks	1,220,187	—	—	1,220,187		Cash and due from banks
	—	237,336	(62)	237,274	A	Derivative financial instrument assets
Securities	236,602	(84,500)	2,874	154,976	B, F	Securities
Loans and bills discounted	13,540,661	(119,355)	39,041	13,460,347	C, E	Loans and other receivables
	—	84,500	22,117	106,618	F	Equity method investments
Property, plant and equipment	27,804	—	—	27,804		Property and equipment
Intangible assets	2,737	(2,737)	—	—
Other assets	256,188	(89,527)	—	166,661	A, C	Other assets
Customers’ liabilities for acceptances and guarantees	2,464,703	—	(2,464,703)	—	E
Allowance for loan losses	(168,262)	168,262	—	—	C

Total assets	17,580,622	193,979	(2,400,731)	15,373,870		Total assets

Liabilities						Liabilities
	—	569,343	902	570,245	A	Derivative financial instrument liabilities
Borrowed money	9,438,450	—	—	9,438,450		Borrowings
Bonds payable	2,668,558	—	314	2,668,872	D	Bonds payable
	—	—	76,710	76,710	E	Financial guarantee contracts
Provision for retirement benefits	7,090	(7,090)	—	—	G
Provision for directors’ retirement benefits	39	(39)	—	—	G
Other liabilities	528,890	(367,710)	(33,238)	127,941	A, G	Other liabilities
Provision for bonuses	516	(516)	—	—
Provision for directors’ bonuses	6	(6)	—	—
Acceptances and guarantees	2,464,703	—	(2,464,703)	—	E

Total liabilities	15,108,255	193,979	(2,420,014)	12,882,220		Total liabilities

Net assets						Equity
Capital stock	1,391,000	—	—	1,391,000		Capital stock
Retained earnings	972,140	—	94,392	1,066,533		Retained earnings
	—	109,226	(75,110)	34,116	A	Other reserves
Valuation difference on available-for-sale securities	4,303	(4,303)	—	—
Deferred gains or losses on hedges	104,923	(104,923)	—	—

Total net assets	2,472,367	—	19,282	2,491,649		Total equity

Total liabilities and net assets	17,580,622	193,979	(2,400,731)	15,373,870		Total liabilities and equity

Reconciliation of net profit for the year ended March 31, 2017

(Millions of yen)
Accounts under Japanese GAAP	Japanese GAAP	Reclassifications	Differences in recognition and measurement	IFRS	Notes	Accounts under IFRS
Interest income	259,250	0	2,121	261,372	C	Interest income
Interest expense	177,433	(26,836)	(372)	150,223	D	Interest expense

				111,148		Net interest income

Fees and commissions	26,836	—	(11,293)	15,542	C	Fee and commission income
Fees and commissions payments	1,919	—	—	1,919		Fee and commission expense
	—	27,259	122,057	149,316	A	Net expense from derivative financial instruments
	—	493	(269)	223		Other income
Other income *[1]	148	(148)	—	—
Extraordinary income	75	(75)	—	—

				135,470		Expense other than interest income

				24,322		Total operating loss

	—	(53,855)	162,495	108,639	B, C	Reversal of impairment losses on financial assets
Recoveries of written-off claims *[1]	0	(0)	—	—	C
Provision of allowance for loan losses *[2]	53,855	(53,855)	—	—	C

				84,317		Net operating income

General and administrative expenses	16,726	—	290	17,017	G	Operating expenses
	—	2,760	(1,252)	1,508		Other expenses
Other ordinary expenses	3,136	(3,136)	—	—	D
Other *[2]	46	(46)	—	—

				18,525		Total operating expenses

	—	8,151	—	8,151	F	Profits of equity method investments
Gain on investments in partnerships *[1]	8,421	(8,421)	—	—

Net income	41,612	—	32,331	73,944		Net profit

*[1]	The sum of these amounts is included in “Other income” in the income statement prepared under Japanese GAAP.

*[2]	The sum of these amounts is included in “Other expenses” in the income statement prepared under Japanese GAAP.

Reconciliation of net profit for the year ended March 31, 2016

(Millions of yen)
Accounts under Japanese GAAP	Japanese GAAP	Reclassifications	Differences in recognition and measurement	IFRS	Notes	Accounts under IFRS
Interest income	213,806	(13,355)	16,141	216,592	C	Interest income
Interest expense	123,779	—	(7,755)	116,024	D	Interest expense

				100,567		Net interest income

Fees and commissions	22,091	—	(7,567)	14,523	C	Fee and commission income
Fees and commissions payments	1,653	—	—	1,653		Fee and commission expense
	—	11,104	45,123	56,227	A	Net income from derivative financial instruments
	—	3,865	(157)	3,708		Net investment income
Gain on sales of stocks and other securities *[1]	1,890	(1,890)	—	—
	—	1,823	(105)	1,718		Other income
Other ordinary income	141	(141)	—	—
Other income *[1]	160	(160)	—	—
Extraordinary income	43	(43)	—	—

				74,524		Income other than interest income

				175,091		Total operating income
	—	52,770	(40,450)	12,320	B, C	Impairment losses on financial assets
Recoveries of written-off claims *[1]	0	(0)	—	—	C
Provision of allowance for loan losses *[2]	52,770	(52,770)	—	—	C

				162,771		Net operating income
General and administrative expenses	17,631	—	(897)	16,734	G	Operating expenses
	—	1,164	(280)	883		Other expenses
Other ordinary expenses	1,310	(1,310)	—	—	D
Loss on sales of stocks and other securities *[2]	130	(130)	—	—

				17,618		Total operating expenses

	—	436	—	436	F	Profits of equity method investments

Gain on investments in partnerships *[1]	1,914	(1,914)	—	—

Net income	42,772	—	102,817	145,589		Net profit

*[1]	The sum of these amounts is included in “Other income” in the income statement prepared under Japanese GAAP.

*[2]	The sum of these amounts is included in “Other expenses” in the income statement prepared under Japanese GAAP.

Notes to the reconciliation of assets, liabilities, and equity as of March 31, 2016 and 2017, and the reconciliation of net profit for the fiscal years ended March 31, 2016 and 2017

A.	Derivative financial instrument assets and liabilities

JBIC presents derivative financial instrument assets and derivative financial instrument liabilities as separate line items under IFRS, not as “Other assets” or “Other liabilities” under Japanese GAAP. While JBIC offsets derivative financial instrument assets and liabilities under Japanese GAAP, JBIC presents those assets and liabilities not qualifying for offsetting criteria under IFRS on a gross basis.

Under IFRS, JBIC determines fair values of derivative financial instrument assets and liabilities by considering the counterparty credit risk or own credit risk derived from observable market data.

JBIC does not apply hedge accounting under IFRS, which is applied under Japanese GAAP. At the date of transition, JBIC applied International Accounting Standard (IAS) 39 Financial Instruments: Recognition and Measurement to the hedges to which hedge accounting was applied under Japanese GAAP. JBIC reclassified deferred gains or losses on hedges whose hedging relationships did not qualify for IAS 39 to retained earnings. For the hedges which did not meet the conditions for hedge accounting under IAS 39, JBIC discontinued hedge accounting by the types of hedges according to IFRS 1 First-time Adoption of International Financial Reporting Standards as follows:

i.	Cash flow hedges

JBIC reclassify deferred gains or losses on hedges from equity to profit or loss according to cash flows from the hedged transactions.

ii.	Fair value hedges

JBIC reclassified deferred gains or losses on hedges under Japanese GAAP to retained earnings at the date of transition and adjusted carrying amounts of the hedged items at the lower of the following (a) and (b). JBIC amortizes the adjusted amounts of the hedged items using the effective interest method and recognizes them in profit or loss.

a.	cumulative changes in fair values of the hedged items attributable to designated hedged risks and not recognized under Japanese GAAP; and

b.	cumulative changes in fair values of the hedging instruments attributable to designated hedged risks and either not recognized or deferred in equity in the balance sheet under Japanese GAAP.

B.	Securities

JBIC presents investments in associates as “Equity method investments” under IFRS, not as “Securities” under Japanese GAAP. For the differences in the measurement method between the accounting standards, see “F. Equity method investments.”

Under Japanese GAAP, JBIC measures unlisted stocks in securities at cost. Under IFRS, JBIC classifies them as available-for-sale financial assets and measures principally at fair value. JBIC recognizes changes in fair values in “Other comprehensive income” and impairment losses as necessary.

Under Japanese GAAP, JBIC measures investments in partnerships included in securities at net amounts equivalent to its interest in their most recent financial statements available at the reporting date defined in the partnership agreement. Under IFRS, JBIC measures them at fair value in principle and recognizes changes in fair values in “Other comprehensive income” and impairment losses as necessary.

C.	Loans and other receivables

JBIC includes accrued interest income on loans included in “Other assets” under Japanese GAAP and financial assets associated with financial guarantee contracts described in “E. Financial guarantee contracts” in “Loans and other receivables” under IFRS.

Under IFRS, JBIC measures loans and other receivables at fair value plus direct transaction costs at initial recognition and subsequently at amortized cost using the effective interest method. JBIC amortizes loan origination fees which are considered indispensable to the origination using the effective interest method. As described in “A. ii. Fair value hedges,” JBIC adjusted the carrying amounts of loans for which hedge accounting was discontinued at the date of transition and amortizes them accordingly.

Under Japanese GAAP, JBIC recognizes general allowance as well as specific allowance for loan losses.

Adopting the incurred loss model under IFRS, JBIC recognizes impairment losses when it concludes that there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (a loss event), and that loss event (or events) has an impact on the estimated cash flows of the financial asset or a group of financial assets that can be reliably measured after its assessment at the reporting date. JBIC recognizes collectively evaluated impairment losses such as incurred but not reported losses by applying historical loss experience to a group of loans and other receivables with similar credit risk characteristics. The carrying amount of loans and other receivables is reduced by the amount of impairment losses through allowance for loan losses.

D.	Bonds payable

Under Japanese GAAP, JBIC expenses bond issuance costs as incurred. Under IFRS, JBIC measures bonds payable initially at fair value less transaction costs directly attributable to bond issuance, such as fees paid to underwriters and discounts at issuance, and subsequently at amortized cost using the effective interest method. As described in “A. ii. Fair value hedges,” JBIC adjusted the carrying amounts of bonds payable for which hedge accounting was discontinued at the date of transition and amortizes them accordingly.

E.	Financial guarantee contracts

Under Japanese GAAP, JBIC records the same contractual amounts of financial guarantee obligations in both “Customers’ liabilities for acceptances and guarantees” as assets and in “Acceptances and guarantees” as liabilities. Under IFRS, JBIC initially measures “Financial liabilities associated with financial guarantee contracts” at fair value as well as financial assets associated with financial guarantee contracts, and subsequently measures financial liabilities associated with financial guarantee contracts at the higher of (a) the amount initially recognized less cumulative amortization recognized and (b) the amount of estimated expenditure required to settle the guarantee obligation at the reporting date.

F.	Equity method investments

JBIC’s investments in associates and joint ventures are comprised mainly of investments in partnerships. Under Japanese GAAP, JBIC does not prepare consolidated financial statements and does not adopt the equity method for separate financial statements. JBIC measures those investments at net amounts equivalent to its interest in their most recent financial statements available at the reporting date defined in the partnership agreement.

Under IFRS, JBIC adopts the equity method to those investments. JBIC presents profits or losses of those investments, which are included in “Gain on investments in partnerships” under Japanese GAAP, as “Profits of equity method investment”, and exchange differences on translation of foreign operations from adopting the equity method as “Other comprehensive income.”

G.	Liability for retirement benefits

Under Japanese GAAP, JBIC expenses actuarial gains or losses on defined benefit plans in profit or loss as incurred.

Under IFRS, JBIC recognizes directly remeasurement of defined benefit plans in “Other comprehensive income” as incurred and reclassifies immediately to retained earnings. JBIC remeasures retirement benefit obligations according to applicable IFRS and recognizes the remeasurement difference due to such as the period allocation method as “Operating expenses.” JBIC includes a liability for retirement benefits in “Other liabilities.”

Adjusted net profit in accordance with IFRS before IFRS adjustments for hedge accounting (Non-GAAP information calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles)

JBIC uses derivatives exclusively to hedge interest rate risk and foreign exchange risk. Under Japanese GAAP, JBIC applies hedge accounting in order to not recognize net gains (losses) from the valuation of derivatives deferred by hedge accounting in net profit. As JBIC discloses its financial statements under IFRS for reference purposes and does not apply hedge accounting under IAS 39, “Net gains (losses) from the valuation of derivative financial instruments” and “Net gains from hedge accounting discontinued at the date of transition” are recognized in net profit in accordance with IFRS*.

As JBIC uses these derivatives for hedging purposes, these derivatives will not be canceled for realizing temporal net gains (losses) from valuation before their maturity dates. However, depending on market conditions, these net gains (losses) from valuation might have a substantial impact on net profit in accordance with IFRS. Therefore, “Adjusted net profit in accordance with IFRS before IFRS adjustments for hedge accounting” calculated by excluding temporal net gains (losses) from valuation from net profit in accordance with IFRS is useful for the users of JBIC’s financial statements under IFRS to understand its financial performance and disclosed as a supplementary explanation for the reconciliation between Japanese GAAP and IFRS.

Adjusted net profit in accordance with IFRS before IFRS adjustments for hedge accounting is reconciled from net profit in accordance with IFRS by excluding the temporary gains or losses from the valuation of derivatives as follows:

	(Billions of yen)
	March 31, 2017	March 31, 2016
Net profit in accordance with IFRS (A)	73.9	145.5
Net gains (losses) from the valuation of derivative financial instruments	(124.6)	41.6
Net gains from hedge accounting discontinued at the date of transition	2.8	10.8

Sub-total (B)	(121.8)	52.5

Adjusted net profit in accordance with IFRS before IFRS adjustments for hedge accounting (A)-(B)	195.7	93.0

Net profit in accordance with IFRS, adjusted net profit in accordance with IFRS before IFRS adjustments for hedge accounting and net profit in accordance with Japanese GAAP for the fiscal years ended March 31, 2017 and 2016

(Billions of yen)

*	See “A. Derivative financial instrument assets and liabilities” for the difference between Japanese GAAP and IFRS regarding the accounting policies for derivative financial instruments.